Registration No. 333-______
                                                   Filed May 3, 2004

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                              _____________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                              _____________



                           Banknorth Group, Inc.
______________________________________________________________________________
  (Exact Name of Registrant as specified in its Articles of Incorporation)

        Maine                                          01-0437984
_____________________________              ___________________________________
(State of incorporation)                   (IRS Employer Identification No.)

                              P.O. Box 9540
                           Two Portland Square
                        Portland, Maine 04112-9540
______________________________________________________________________________
      (Address of principal executive offices, including zip code)


  Options to purchase Common Stock of the Registrant issued by the Registrant pursuant to an Agreement and Plan of Merger, dated as of December 8, 2003, between the Registrant and CCBT Financial Companies, Inc. ("CCBT") (the "Agreement"), upon conversion of outstanding options to purchase common stock of CCBT issued by CCBT under the CCBT Stock Option Plan and the CCBT 2001
                        Directors' Stock Option Plan
______________________________________________________________________________
                         (Full Titles of the Plans)

William J. Ryan                         Copies to:
Chairman, President and                 Gerard L. Hawkins, Esq.
  Chief Executive Officer               Kenneth B. Tabach, Esq.
Banknorth Group, Inc.                   Elias, Matz, Tiernan & Herrick L.L.P.
P.O. Box 9540                           734 15th Street, N.W.
Two Portland Square                     Washington, D.C.  20005
Portland, Maine 04112-9540              (202) 347-0300
(207) 761-8500
___________________________________
(Name, address and telephone number
  of agent for service)

                   Index to Exhibits is located on page 5

                      CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

 Title of                          Proposed        Proposed
Securities       Amount             Maximum         Maximum         Amount of
  to be          to be           Offering Price    Aggregate       Registration
Registered     Registered(1)(2)    Per Share     Offering Price         Fee
______________________________________________________________________________
Common Stock,
par value $.01   329,401(3)      $21.24(4)       $6,996,477.24(4)    $886.45



_____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of Banknorth Group, Inc., a Maine corporation ("Banknorth" or the "Registrant"), registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Preferred stock purchase rights will be distributed without charge with respect to each share of Common Stock of Banknorth registered hereby.

(3) Represents the number of shares of Common Stock of Banknorth reserved for issuance as a result of the conversion of options to purchase common stock of CCBT Financial Companies, Inc. ("CCBT"), into options to purchase Common Stock of Banknorth pursuant to an Agreement and Plan of Merger, dated as of December 8, 2003, between Banknorth and CCBT (the "Agreement").

(4) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule
457(h) promulgated under the Securities Act.  The Proposed
Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.

                   __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.



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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Banknorth's Annual Report on Form 10-K for the year ended December 31, 2003;

         (b) All reports filed by Banknorth pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above;

         (c) The description of the Common Stock of Banknorth contained in Banknorth's Registration Statement on Form 8-A
     (File No. 001-31251) filed with the Commission on October
     22, 2002; and

         (d) All documents filed by Banknorth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable because the Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5.  Interests of Named Experts and Counsel.

     Not applicable.

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Item 6.   Indemnification of Directors and Officers.

     Under Sections 857 et. seq. of the Maine Business Corporation Act, and except to the extent broader indemnification is authorized by a corporation's articles of incorporation, a corporation generally may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if the individual's conduct was in good faith and the individual reasonably believed (i) in the case of conduct in the individual's capacity as director, that the individual's conduct was in the best interests of the corporation (or participants in an employee benefit plan of the corporation with respect to service thereto); (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Unless ordered by a court to do so, however, a corporation may not indemnify one of its directors (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity. Under the Maine Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the Maine Business Corporation Act, a corporation generally may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation to the same extent as a director and, in the case of an officer who is not a director, to such further extent as may be provided the corporation's articles of incorporation, bylaws, a resolution of the corporation's board of directors or a contract, except no indemnification may be made to such a person for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law.

     Banknorth's bylaws provide that Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth, or is or was serving at the request of Banknorth as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent provided by the Maine Business Corporation Act, provided that Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth under its bylaws.

                                4

     Banknorth's bylaws provide that Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the Maine Business Corporation Act in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

     In addition, Banknorth carries a liability insurance policy for its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.    Exhibit                                             Page
    ---    -------                                             ----

    4      Common Stock Certificate                             (1)

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
             as to the legality of the securities               E-1

    23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P.
             (contained in the opinion included as Exhibit 5)   --

    23.2   Consent of KPMG LLP                                  E-3

    24     Power of attorney for any subsequent amendments
             (located in the signature pages of this
             Registration Statement).                           --

    99.1   CCBT Financial Companies, Inc. Stock Option Plan     (2)

    99.2   CCBT Financial Companies, Inc. 2001 Directors'
             Stock Option Plan                                  (3)

    _______________
    (1) Incorporated by reference from Banknorth's Registration
        Statement on Form S-4 (File No. 333-95587) filed with the Commission on January 28, 2000.

                                5

    (2) Incorporated by reference from the Registration
        Statement on Form S-8 (File No. 333-72565) filed by CCBT
        Financial Companies, Inc. with the Commission on February
        18, 1999.

    (3) Incorporated by reference from the Registration
        Statement on Form S-8 (File No. 333-65222) filed by CCBT
        Financial Companies, Inc. with the Commission on July 17,
        2001.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses

                                6

    incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



























                                7

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 3rd day of May 2004.

                                   BANKNORTH GROUP, INC.



                                   By: /s/ William J. Ryan
                                       ------------------------------------
                                       William J. Ryan, Chairman, President
                                        and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Gary G. Bahre                                     May 3, 2004
------------------
Gary G. Bahre
Director


/s/ Stephen J. Boyle                                  May 3, 2004
---------------------
Stephen J. Boyle
Executive Vice President and
  Chief Financial Officer
  (principal financial and accounting officer)


/s/ Robert G. Clarke                                  May 3, 2004
--------------------
Robert G. Clarke
Director


/s/ P. Kevin Condron                                  May 3, 2004
---------------------
P. Kevin Condron
Director


                                8

/s/ John Otis Drew                                    May 3, 2004
------------------
John Otis Drew
Director


/s/ Colleen Khoury                                    May 3, 2004
------------------
Colleen Khoury
Director


/s/ Dana S. Levensen                                  May 3, 2004
--------------------
Dana S. Levensen
Director


/s/ Steven T. Martin                                  May 3, 2004
--------------------
Steven T. Martin
Director


/s/ John M. Naughton                                  May 3, 2004
--------------------
John M. Naughton
Director


/s/ Malcolm W. Philbrook, Jr.                         May 3, 2004
-----------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Angelo P. Pizzagalli                              May 3, 2004
------------------------
Angelo P. Pizzagalli
Director


/s/ Irving E. Rogers, III                             May 3, 2004
-------------------------
Irving E. Rogers, III
Director


/s/ William J. Ryan                                   May 3, 2004
-------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)


                                9

/s/ Curtis M. Scribner                                May 3, 2004
----------------------
Curtis M. Scribner
Director


/s/ Gerry S. Weidema                                  May 3, 2004
---------------------
Gerry S. Weidema
Director




























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